EXHIBIT 21.1



                                  SUBSIDIARIES


                                             STATE OF INCORPORATION                 NAME UNDER WHICH
SUBSIDIARY                                                                      SUBSIDIARY DOES BUSINESS
----------                                   ----------------------             ------------------------
Hall GMC, Inc.                                    North Dakota                       Corporate Name
     (100% owned)

Hall Truck Center, Inc                            North Dakota                       Corporate Name
     (100% owned)

Minnesota Valley Irrigation, Inc.                  Minnesota                         Corporate Name
     (100% owned)                                                                      (inactive)

RDO Agriculture Equipment Co.                     North Dakota                      RDO Equipment Co.
     (100% owned)

RDO Construction Equipment Co.                    North Dakota                      RDO Equipment Co.
     (100% owned)

RDO Financial Services Co.                        North Dakota                       Corporate Name
     (100% owned)

RDO Material Handling Co.                          Minnesota                         Corporate Name
     (100% owned)

RDO Truck Center Co.                              North Dakota                       Corporate Name
     (100% owned)

RDO Truck Riverside Co.                           North Dakota                    RDO Truck Center Co.
     (100% owned by RDO Truck
      Center Co.)

Salinas Equipment Distributors, Inc.               California                        Corporate Name
     (100% owned)                                                                      (inactive)



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